EXHIBIT 21
                              IONICS, INCORPORATED

                         SUBSIDIARIES OF THE REGISTRANT

                                                   State or Other Jurisdiction
          Name                                           of Incorporation

Aqua Design, Inc.*                                        California
Elite Chemicals Pty. Ltd.                                 Australia
Favourable Trading Ltd. (dba Ionics Ireland)              Ireland
Fidelity Purewater, Inc.                                  California
Fidelity Water Systems, Inc.                              California
Global Water Services, S.A.+                              Panama
Ionics Acapulco, S.A. de C.V.                             Mexico
Ionics Agar Environmental Ltd.                            Israel
Ionics Asia-Pacific Pte. Ltd.                             Singapore
Ionics (Bermuda) Ltd.*                                    Bermuda
Ionics Caribbean Investors Ltd.                           St. Lucia
Ionics Constructors Trinidad Ltd.                         Trinidad and Tobago
Ionics Foreign Sales Corporation Limited                  Jamaica
Ionics France S.A.                                        France
Ionics Freshwater Ltd.++                                  Barbados
Ionics Iberica, S.A.                                      Spain
Ionics Italba, S.p.A.+++                                  Italy
Ionics Korea, Inc.                                        Delaware
Ionics Life Sciences, Inc.                                New Jersey
Ionics Nederland B.V.                                     The Netherlands
Ionics Taiwan, Inc.                                       Taiwan
Ionics Ultrapure Water Corporation                        California
Ionics (U.K.) Limited++++                                 United Kingdom
Ionics Ventures Ltd.                                      United Kingdom
Ionics Water Resources Ltd.                               Israel
Ionics Watertec Pty. Ltd.                                 Australia
Kunshan Ionics Limited                                    China
Resources Conservation Co. International                  Delaware
Separation Technology, Inc.**                             Minnesota
Sievers Instruments, Inc.                                 Colorado
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*    The  Registrant,  either  directly,  through  Aqua  Design,  Inc. or
     through   Ionics   (Bermuda)   Ltd.,   wholly  owns  10   corporations
     incorporated in various Caribbean jurisdictions which own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

**   Owns a U.K. subsidiary, SeparaTech Limited.

+    This entity is wholly owned by Ionics (U.K.) Ltd.

++   Registrant owns 50% of this entity.

+++ This entity owns a 75% interest in Agrinord S.r.l., an Italian corporation in the waste treatment business.

++++ This entity is wholly owned by Ionics Ventures Ltd.